Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES 16.2% GROWTH IN FIRST QUARTER EARNINGS

Culpeper, VA-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported first quarter 2005 earnings of $4.0 million or $.56 per diluted share, an increase of 16.2% compared to earnings of $3.5 million or $.48 per diluted share for the first quarter of 2004. Diluted earnings per share growth represented an increase of 16.7% compared to first quarter 2004 results.

VFG’S earnings for the first quarter of 2005 produced an annualized return on average assets of 1.13% and an annualized return on average equity of 12.74%, compared to prior year ratios of .99% and 11.51%, respectively.

“We are pleased with our financial results for the first quarter of 2005” stated O.R. Barham, Jr. President and Chief Executive Officer of VFG. “Highlights included continuing strong loan growth, improving margins, a highly successful branch divestiture and solid expense control. While our mortgage and asset management related revenue components were down for the quarter, we are encouraged by business activity in these revenue streams late in the quarter, which should result in improved growth in the second quarter.

REVENUE GROWTH

Total tax equivalent revenues for the first quarter of 2005 were $17.3 million, an increase of $876 thousand or 5.3% over the $15.9 million in 2004. The largest component, net interest income, amounted to $13.6 million for the first quarter, up $639 thousand or 4.9% compared with $13.0 million for the same quarter in 2004. Continuing growth in average earning assets and improvement in net interest margin were contributors to this growth. Average earning assets grew to $1.33 billion, an increase of $54.6 million or 4.3% from March 2004. The net interest margin for the first quarter of 2005 was 4.15%, an improvement of six basis points when compared to 4.09% for the first quarter of 2004.

Total noninterest income was $3.7 million for the first quarter of 2005, an increase of $237 thousand or 6.9% compared to $3.5 million for the first quarter of 2004. Included in the 2005 results is a net gain of $408 thousand in connection with the sales of two branches located in Tazewell County. Retail banking fees increased $116 thousand or 7.5% to $1.7 million, compared to $1.5 million in the first quarter of 2004. VFG experienced lower revenues from mortgage operations, with mortgage banking fees amounting to $475, a decrease of $170 thousand or 26.4%, as compared to $645 thousand for the first quarter of 2004. While revenues were down, closings and mortgage pipelines showed solid growth. Mortgage loans available for sale increased to $9.7 million, an increase of $4.0 million or 70% from December 31, 2004. In addition, the pipeline of mortgage loans in process increased $37.1 million or 52.4% from December 31, 2004. Trust and brokerage revenues were down $69 thousand or 7.1% compared to the first quarter of 2004, with brokerage and estate related fees showing declines for the quarter.

NONINTEREST EXPENSE AND EFFICIENCY

Noninterest expense for the first quarter of 2005 amounted to $10.5 million, an increase of $99 thousand or 1.0% compared to $10.4 million for the same period in 2004. Compensation and benefits increased $187 thousand or 3.2%, but was partially offset by a decrease in professional fees of $71 thousand or 35.3%. Included in noninterest expense for the first quarter of 2005 were $120 thousand in non-recurring expenses associated with severance benefits and conversion costs associated with Virginia Commonwealth Trust Company. VFG’s efficiency ratio was 60.8% for the quarter, compared to 63.5% for the same quarter in 2004.

BALANCE SHEET GROWTH

The Company continues to see improvement in its asset mix, with loan growth of $120.5 million or 12.5% from $965.2 million at March 31, 2004 to $1.09 billion at March 31, 2005, and growth of $24.4 million or 2.3% for the first quarter of 2005 from $1.06 billion at December 31, 2004. Adjusting for the sale of $8.8 million of loans in connection with the Tazewell branch sale, first quarter loan growth would have been $33.2 million for an annualized growth rate of 12.5%. The major component of loan growth during the past twelve months occurred in the non-residential real estate portfolio, which grew $96.0 million or 22.8% from $421.9 million at March 31, 2004 to $517.9 million at March 31, 2005. Construction lending represented the next largest percentage increase, with growth of $22.4 million or 21.4% from $104.8 million to $127.2 million. For the quarter ended March 31, 2005, real estate construction loans increased $10.4 million or 8.9%, residential real estate loans increased $16.2 million or 5.5%, nonresidential real estate loans increased $10.2 million or 2.0% and commercial loans increased $2.1 million or 2.5%.

Deposits grew $26.8 million or 2.2% from $1.21 billion at March 31, 2004 to $1.24 billion at March 31, 2005, and decreased $20.7 million or 1.6% for the first quarter of 2005. Adjusting for the sale of $22.0 million of deposits in connection with the Tazewell branch sale, first quarter deposits were essentially flat with levels at December 31, 2004. Total asset growth was $42.5 million or 3.0% from $1.41 billion at March 31, 2004, to $1.45 billion at March 31, 2005, and essentially flat with $1.45 billion at December 31, 2004.

ASSET QUALITY

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .15% as of March 31, 2005, compared to .49% at March 31, 2004 and .28% at December 31, 2004. Net charge-offs as a percentage of average loans receivable amounted to .01% for the quarter ended March 31, 2005, compared to .01% for the quarter ended March 31, 2004. At March 31, 2005, the allowance for loan losses as a percentage of non-performing assets was 556.2%, while the allowance as a percentage of total loans amounted to 1.12%. The Company decreased its provision for loan losses by $135 thousand or 19.8%, from $681 thousand for the three months ended March 31, 2004 to $546 thousand for the three months ended March 31, 2005, consistent with a slightly decreased rate of growth and general improvement in asset quality during the period.

ABOUT VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The organization maintains a network of thirty-five branches serving Central and Southwest Virginia. It also has loan production offices located in Charlottesville and Lynchburg.

SUPERVISORY AGREEMENT RELATED TO BANK SECRECY ACT (BSA) COMPLIANCE

As previously reported, VFG continues to operate under a supervisory agreement with the Federal Reserve Bank related to improving controls over the monitoring of cash transactions. The Federal Reserve is currently conducted its regularly scheduled safety and soundness examination, which includes a follow-up examination of BSA compliance. Management anticipates a resolution to this matter during the second quarter.

NON-GAAP FINANCIAL MEASURES

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, or VFG may not be released from its supervisory agreement with the Federal Reserve related to Bank Secrecy Compliance within anticipated timeframes, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	3/31/2005	3/31/2004
INCOME STATEMENT
Interest income - taxable equivalent	$18,991	$17,842	6.44%
Interest expense	5,398	4,888	10.43%
Net interest income - taxable equivalent	13,593	12,954	4.93%
Less: taxable equivalent adjustment	407	462	-11.90%
Net interest income	13,186	12,492	5.56%
Provision for loan and lease losses	546	681	-19.82%
Net interest income after provision for loan and lease losses	12,640	11,811	7.02%
Noninterest income	3,694	3,457	6.86%
Noninterest expense	10,534	10,435	0.95%
Provision for income taxes	1,787	1,378	29.68%
Net income	$4,013	$3,455	16.15%

PER SHARE DATA
Basic earnings	$0.56	$0.48	16.67%
Diluted earnings	$0.56	$0.48	16.67%

Shares outstanding	7,163,735	7,155,519

Weighted average shares -
Basic	7,163,198	7,153,348
Diluted	7,211,444	7,202,328

Dividends paid on common shares	$0.20	$0.19

PERFORMANCE RATIOS
Return on average assets	1.13%	0.99%	14.14%
Return on average equity	12.74%	11.51%	10.69%
Return on average realized equity (A)	12.88%	11.98%	7.51%
Net yield on earning assets (taxable equivalent)	4.15%	4.09%	1.47%
Efficiency (taxable equivalent) (B)	60.79%	63.54%	-4.33%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$11,706	$9,743
Provision for loan losses	546	681
Charge offs	(189)	(176)
Recoveries	118	35
End of period	$12,181	$10,283

Non-performing assets:
Non-accrual loans	$1,917	$2,121
Loans 90+ days past due and still accruing	—	78
Other real estate owned	55	241
Troubled debt restructurings	218	4,483
Total non-performing assets	2,190	$6,923
to total assets:	0.15%	0.49%
to total loans plus OREO:	0.20%	0.72%
Allowance for loan losses to total loans
Net charge-offs (recoveries)	$71	$141
Net charge-offs to average loans outstanding	0.01%	0.01%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	3/31/2005	3/31/2004
SELECTED BALANCE SHEET DATA
End of period balances

Securities available for sale	$242,774	$325,001	-25.30%
Securities held to maturity	5,853	5,840	0.22%

Total securities	248,627	330,841	-24.85%

Real estate - construction	127,248	104,804	21.42%
Real estate - 1-4 family residential	310,062	307,097	0.97%
Real estate - commercial and multifamily	517,913	421,887	22.76%
Commercial, financial and agricultural	85,745	80,173	6.95%
Consumer loans	40,942	47,428	-13.68%
All other loans	3,698	3,761	-1.68%
Total loans	1,085,608	965,150	12.48%

Allowance for loan losses	(12,181)	(10,283)	18.46%

Other earning assets	10,478	8,935	17.27%

Total earning assets	1,344,713	1,304,926	3.05%

Total assets	1,453,379	1,410,928	3.01%

Non-interest bearing deposits	239,660	219,413	9.23%
Money market & interest checking	264,121	361,498	-26.94%
Savings	239,720	139,807	71.46%
CD’s and other time deposits	492,950	488,979	0.81%
Total deposits	1,236,451	1,209,697	2.21%

Short-term borrowed funds	42,955	34,038	26.20%
Trust preferred capital notes	20,619	20,000	100.00%
Federal Home Loan Bank advances	14,040	14,120	-0.57%

Total interest-bearing liabilities	1,074,405	1,058,442	1.51%

Total stockholders’ equity	$128,965	$123,429	4.49%

Average balances

Total assets	$1,446,263	$1,403,681	3.03%

Total stockholders’ equity	$127,751	$120,732	5.81%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	3/31/2005	3/31/2004
Interest Income
Interest and fees on loans	$16,043	$14,055	14.14%
Interest on deposits in other banks	4	1	300.00%
Interest and dividends on securities:
Taxable	1,806	2,526	-28.50%
Tax-exempt	656	749	-12.42%
Dividends	67	47	42.55%
Interest income on federal funds sold	8	2	300.00%
Total Interest Income	18,584	17,380	6.93%

Interest Expense
Interest on deposits	4,752	4,534	4.81%
Interest on trust preferred	265	28	846.43%
Interest on Federal Home Loan Bank advances	180	155	16.13%
Interest on federal funds repurchased and securities sold under agreements to repurchase	144	100	44.00%
Interest on other short-term borrowings	57	71	-19.72%
Total Interest Expense	5,398	4,888	10.43%

Net Interest Income	13,186	12,492	5.56%
Provision for loan losses	546	681	-19.82%
Net Interest Income after Provision for Loan Losses	12,640	11,811	7.02%

Other Income
Retail banking fees	1,665	1,549	7.49%
Fees from fiduciary activities	724	776	-6.70%
Brokerage services	181	198	-8.59%
Other operating income	241	289	-16.61%
Gains (losses) on securities available for sale	—	—	—
Gains (losses) on other real estate owned	—	—	—
Gains (losses) on sale of branches	408	—	—
Fees on mortgage loans sold	475	645	-26.36%
Total Other Income	3,694	3,457	6.86%

Other Expense
Compensation and employee benefits	6,047	5,860	3.19%
Net occupancy expense	751	706	6.37%
Supplies and equipment	1,114	1,044	6.70%
Amortization-intangible assets	168	173	-2.89%
Computer services	314	299	5.02%
Professional fees	130	201	-35.32%
Other operating expenses	2,010	2,152	-6.60%
Total Other Expense	10,534	10,435	0.95%

Income Before Income Tax Expense	5,800	4,833	20.01%
Income tax expense	1,787	1,378	29.68%
Net Income	$4,013	$3,455	16.15%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED MARCH, 2005 AND 2004

(Dollars in thousands)

	Three months Ending MARCH 31, 2005				Three months Ending MARCH 31, 2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates		Average Balance	Interest Inc/Exp	Average Rates
Assets

Loans receivable, net	$1,071,992	$16,096	6.09%		$942,969	$14,113	6.02%
Investment securities
Taxable	191,766	1,873	3.96%		257,816	2,574	4.02%
Tax exempt	62,326	1,010	6.57%		70,909	1,152	6.53%

Total Investments	254,092	2,883	4.60%		328,725	3,726	4.56%

FHLB int bearing	521	4	3.11%		549	1	0.55%
Federal funds sold	1,122	8	2.89%		859	2	0.98%

	255,735	2,895	4.59%		330,133	3,729	4.54%

Total Earning Assets	1,327,727	18,991	5.80	%Tax Eql.	1,273,102	17,842	5.64	%Tax Eql.

Non-Earning Assets	118,536				130,579

Total Assets	1,446,263				1,403,681

Liabilities and Stockholders’ Equity
Time and savings deposits
Interest-bearing transaction accounts	$198,834	$195	0.40%		$196,532	$385	0.79%
Money market deposit accounts	174,238	481	1.12%		169,229	406	0.96%
Passbook savings accounts	135,578	223	0.67%		137,019	249	0.73%
Certificates of deposit >$100k	128,145	1,092	3.46%		115,852	987	3.43%
Certificates of deposit <$100k	369,507	2,761	3.03%		372,339	2,508	2.71%

Total Time and Savings Deposits	1,006,302	4,752	1.92%		990,971	4,535	1.84%

Federal funds purchased	23,018	144	2.54%		32,569	100	1.23%
Trust Preferred Securities	20,619	265	5.21%		3,077	28	3.63%
Other short term borrowings	9,618	57	2.40%		26,414	71	1.09%
Federal Home Loan Bank advances	14,058	180	5.19%		9,522	154	6.54%

	67,313	646	3.89%		71,582	353	1.98%

Total Interest- Bearing Liabilities	1,073,615	5,398	2.04%		1,062,553	4,888	1.85%

Non-Interest- Bearing Liabilities	244,897				220,396

Total Stockholders’ Equity	127,751				120,732

Total Liabilities and Stockholders’ Equity	1,446,263				1,403,681

Net interest income (tax equivalent)		$13,593				$12,954

Average interest rate spread			3.76%				3.79%
Interest expense as percentage of average earning assets			1.65%				1.54%
Net interest margin			4.15%				4.09%